Exhibit 23.3

Consent of Expert

We consent to the reference to our Loan Portfolio Opinions report dated April 2011, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-173980) and related Prospectus of HomeStreet, Inc. for the registration of shares of its common stock.

/s/ Wade Francis
Unicon Financial Services, Inc.

Long Beach, California

July 2, 2011